UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5055 Wilshire Boulevard Suite 500, Los Angeles, California	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Broadway Financial Corporation (the “Company”) entered into stock purchase agreements (the “Stock Purchase Agreements”) with Cedars-Sinai Medical Center (“Cedars-Sinai”), Banc of America Strategic Investments Corporation, a wholly owned subsidiary of Bank of America Corporation (“BofA”) and Wells Fargo Central Pacific Holdings, Inc., a wholly owned subsidiary of Wells Fargo & Company (“Wells Fargo” and together with Cedars-Sinai and BofA, the “Investors”) on November 23, 2020, November 23, 2020 and November 24, 2020, respectively, pursuant to which the Company has agreed to sell and such Investors have severally agreed to purchase shares of the Company’s common stock in individual amounts that aggregate to up to 4,639,888 shares of Class A Common Stock of the Company, par value $0.01 per share (“Class A Common Stock”) and 1,587,162 shares of Class C Common Stock of the Company, par value $0.01 per share (“Class C Common Stock”, and together with the Class A Common Stock, the “Common Stock”), in each case, structured as non-controlling equity investments and subject to adjustment in certain circumstances, at a price of $1.78 per share payable in cash at the closing of the sales of stock, for an aggregate purchase price of $11,084,149.

The Company’s existing classes of voting common stock and non-voting common stock will be renamed as Class A Common Stock and Class C Common Stock, respectively, in connection with the consummation of the merger of CFBanc Corporation with and into the Company, in which the Company will be the surviving corporation, pursuant to the previously reported Agreement and Plan of Merger, dated August 25, 2020, entered into between the Company and CFBanc Corporation (the “Merger”).

The consummation of each of the sales of shares of Common Stock to the Investors under the respective Stock Purchase Agreements is subject to the satisfaction of certain closing conditions, including (i) the consummation of the Merger, which is subject to the satisfactions of various conditions including stockholder and regulatory approval, among others, (ii) receipt of any stockholder approvals required under applicable law or the NASDAQ Listing Rules and (iii) certain other customary closing conditions. There can be no assurance that all of such conditions will be satisfied. The respective stock purchase obligations of the individual Investors are not conditioned on the completion of sales of Common Stock to any other Investor.

The Stock Purchase Agreements contain customary representations and warranties of the Company and the Investors. The Stock Purchase Agreements also contain certain indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The Company may enter into additional stock purchase agreements with other investors for the sale of up to a maximum of 12,720,000 shares of Common Stock, including the 6,227,050 shares covered by the Stock Purchase Agreements reported herein, for the same price per share and on similar terms as the Stock Purchase Agreements entered into with the Investors.

The above description of the Stock Purchase Agreements has been included to provide investors and security holders with information regarding the terms of the Stock Purchase Agreements. It is not intended to provide any other factual information about the Company, the Investors or their respective subsidiaries and affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on November 23, 2020 and November 24, 2020, the Company entered into Stock Purchase Agreements with the Investors pursuant to which the Company has agreed to sell and such Investors have severally agreed to purchase 4,639,888 shares of Class A Common Stock and 1,587,162 shares of Class C Common Stock, at a price of $1.78 per share, for an aggregate purchase price of $11,084,149. Such Stock Purchase Agreements were individually negotiated with the respective Investors and the sales of shares of Common Stock pursuant thereto will be made in private placement transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof or Rule 506 of Regulation D promulgated thereunder.

The Company expects to pay placement fees of an aggregate amount of approximately $221,683 to Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. in connection with the transaction. The Class C Common Stock is subject to restrictions on transfer (summarized below) and will convert automatically into an equal number of shares of Class A Common Stock in the event of permitted transfers in accordance with the same terms applicable to the Company’s currently outstanding non-voting common stock, par value $0.01 per share, as set forth in the Company’s certificate of incorporation.

The Class C Common Stock is only transferrable by the initial holder thereof or an affiliate of the initial holder (i) to an affiliate of the initial holder, (ii) to the Company, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (v) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the initial holder or any affiliate of the initial holder. Pursuant to the Company’s certificate of incorporation, the Class C Common Stock may be made subject to additional restrictions on transfer imposed by the Company if necessary to preserve the non-voting classification of the Class C Common Stock for bank regulatory purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2020		BROADWAY FINANCIAL CORPORATION

	By:	/s/ Brenda J. Battey
Name: Brenda J. Battey Title: Chief Financial Officer